                                                                Exhibit 99.3


                     IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA


In re:                             )         In Proceedings Under Chapter 11
                                   )
STRATOSPHERE CORPORATION,          )         CASE NO. 97-20554 GWZ
a Delaware corporation,            )
                                   )         (Joint Administration Only)
    Debtor.                        )
In re:                             )         CASE NO. 97-20555 GWZ
                                   )
STRATOSPHERE GAMING CORP.,         )
a Nevada corporation,              )
                                   )
    Debtor.                        )
                                   )


                 DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION


GORDON & SILVER, LTD.
3800 Howard Hughes Parkway
14th Floor
Las Vegas, Nevada 89109
(702) 796-5555

Attorneys:  Gerald M. Gordon
            William N. Noall
            Thomas H. Fell

Counsel to STRATOSPHERE CORPORATION
and STRATOSPHERE GAMING CORP.,
Debtors-In-Possession

Dated:  Las Vegas, Nevada
        June 20, 1997

      Stratosphere Corporation ("Stratosphere") and Stratosphere Gaming Corp. ("Gaming Corp."), the debtors and debtors-in-possession in the above-captioned Chapter 11 reorganization cases (collectively, the "Debtors"), together with Stratosphere Land Corporation ("Stratosphere Land"), hereby jointly propose this First Amended Plan of Reorganization ("Plan") for the resolution of the Debtors outstanding claims and equity interests. All creditors and other parties-in-interest should refer to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors' history, business, properties, results of operations and financial projections for future operations and for a summary and analysis of the plan of reorganization and certain related matters. Stratosphere Land is a co-proponent of the plan of reorganization within the meaning of Section 1129 of the Bankruptcy Code (as such term is defined herein).

      ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THIS PLAN OF REORGANIZATION, THE DISCLOSURE STATEMENT AND THE RELATED SOLICITATION MATERIALS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

      Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Article 15 to this Plan, the Debtors expressly reserve the right to alter, amend or modify this Plan, one or more times before its substantial consummation.

                                  ARTICLE 1
         DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.    DEFINITIONS

      For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

      As used in this Plan, the following terms shall have the meanings specified below:

      ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (i) fees payable pursuant to
Section 1930 of Title 28 of the United States Code; (ii) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases; and (iii) all Professional Fees approved by the Bankruptcy Court pursuant to interim and final allowances. To the extent that a Claim is allowed as an Administrative Claim pursuant to
Section 365(d)(3) of the Bankruptcy Code, such Claim shall also be deemed an "Administrative Claim" under this section.

     ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, excepting therefrom Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

     ADMINISTRATIVE EXPENSE RESERVE. The amount of Cash to be segregated by Reorganized Stratosphere and Reorganized Gaming Corp., to pay Administrative Claims, including, without limitation, those claims set forth in Article 2 of this Plan. The amount of the Administrative Expense Reserve shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing.

     AFFILIATE. This term will refer to and mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     ALLOWED CLAIM.  Any Claim, or any portion thereof, against the Debtors:
(i) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed to be filed on or before the Bar Date, Administrative Claim Bar Date or the Professional Fee Bar Date, as the case may be, for filing proofs of claim or requests for payment for Claims of such type against the Debtors; (ii) if no proof of Claim is filed, which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (iii) a Claim that is allowed in any contract, instrument, indenture or other agreement entered into in connection with this Plan and, in any case, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The term "Allowed," when used to modify a reference in this Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in any such Class) that is so allowed, e.g. an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court pursuant to
Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate of the Debtors securing such Claim.

     AMENDED CAPITAL LEASE AGREEMENT. The Amended and Restated Lease Agreement to be entered into on the Effective Date by Reorganized Gaming Corp. and First Security, which is one of the documents pursuant to which the Capital Lease Claims will be restructured. The Amended Capital Lease Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     AMENDED HELLER CAPITAL LEASE. The Amended and Restated Lease Agreement Intended

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As Security Agreement to be entered into on the Effective Date by Reorganized
Gaming Corp. and Heller, pursuant to which the Heller Lease Claims will be restructured. The Amended Heller Capital Lease shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     AMENDED PARTICIPATION AGREEMENT. The Amended and Restated Participation Agreement to be entered into on the Effective Date by Reorganized Stratosphere, Reorganized Gaming Corp., First Security, and the Capital Lease Bank Group, which is one of the documents pursuant to which the Capital Lease Bank Claims will be restructured. The Amended Participation Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     BALLOT. The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims entitled to vote under this Plan in connection with solicitation of acceptances of this Plan.

     BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, Title 11, United States Code, as applicable to the Chapter 11 Cases, as now in effect or hereafter amended, 11 U.S.C. Section Section 101 et seq.

     BANKRUPTCY COURT. The Bankruptcy Court of the United States District Court for the District of Nevada or such other court as may have jurisdiction over the Chapter 11 Cases.

     BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure, the local rules of the Bankruptcy Court and the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases, as now in effect or hereinafter amended.

     BAR DATE. The date or dates established by the Bankruptcy Court for the filing of proofs of Claim for all Creditors, including the holders of Reclamation Claims, if any, excepting therefrom, Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

     BUSINESS DAY. Any day other than a Saturday, Sunday or other day on which commercial banks in Clark County, Nevada are authorized or required by law to close.

     CAPITAL LEASE BANK GROUP. Collectively, Bank of Scotland, Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of Nevada), Societe Generale, Credit Lyonnais (Los Angeles Branch), BA Leasing and Capital Corporation, First Security, The CIT Group/Equipment Financing, Inc., United States National Bank of Oregon, The First National Bank of Boston, Imperial Bank, and Trustmark National Bank and their respective successors and assigns.

     CAPITAL LEASE CLAIMS. Any and all indebtedness of the Debtors to First Security and the Capital Lease Bank Group arising out of or evidenced by: (i) the Original Participation Agreement; (ii) the Original Capital Lease Agreement; (iii) that certain Loan Agreement dated as of April 29, 1996; (iv) that certain Standstill and Amendment Agreement dated as of October 31, 1996; and (v) any and all loan and security documents, including, but not limited to, Debt Instruments, evidencing, securing, or relating in any way to such Capital Lease Claims. The Capital Lease Claims shall be deemed Allowed Secured Claims for purposes of voting and receiving distributions under this Plan.

     CASH. Currency, checks, negotiable instruments and wire transfers of immediately available funds.

     CHAPTER 11 CASES. The cases under Chapter 11 of the Bankruptcy Code in which Stratosphere and Gaming Corp. are the debtors and debtors-in-possession pending before the Bankruptcy Court, including all adversary proceedings pending in connection therewith.

     CLAIM. Any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     CLASS. A category of holders of Claims, Equity Interests, or Gaming Corp. Common Stock as classified in this Plan.

     CLASS A COMMON STOCK. The shares of common stock of Reorganized Stratosphere which as of the Effective Date shall collectively as a class represent, in the aggregate, ten percent (10%) of the common equity and voting power of Reorganized Stratosphere.

     CLASS B COMMON STOCK. The shares of common stock of Reorganized Stratosphere which as of the Effective Date shall collectively as a class represent, in the aggregate, ninety percent (90%) of the common equity and voting power of Reorganized Stratosphere.

     CONFIRMATION.  The entry by the Bankruptcy Court of the Confirmation
Order.

     CONFIRMATION DATE. The date upon which the Bankruptcy Court enters the Confirmation Order confirming this Plan.

     CONFIRMATION HEARING. The duly noticed hearing held by the Bankruptcy Court on confirmation of this Plan pursuant to Section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

     CONFIRMATION ORDER. An order entered by the Bankruptcy Court confirming this Plan.

     CONSOLIDATED CASH FLOW. With respect to Reorganized Stratosphere for any period


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subsequent to the Effective Date, EBITDA of Reorganized Stratosphere,
Reorganized Gaming Corp. and any other consolidated subsidiaries of Reorganized Stratosphere, plus or minus (i) any loss or any gain, together with any related provision for taxes on such loss or gain, realized (in accordance with GAAP) in connection with any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions) by Reorganized Stratosphere, Reorganized Gaming Corp. and any other consolidated subsidiaries of Reorganized Stratosphere to the extent that such loss or gain (including any related provision for taxes) was included in EBITDA for such period, plus (ii) write-downs/charges resulting from the adoption of Financial Accounting Standards Board pronouncements that do not result in the expenditure of cash or cash equivalents (including, without limitation, SFAS 121).

     CONSOLIDATED NET INCOME. With respect to Reorganized Stratosphere for any period, subsequent to the Effective Date, the aggregate of the net income
(loss) of Reorganized Stratosphere, Reorganized Gaming Corp., and any other consolidated subsidiaries of Reorganized Stratosphere for such period, on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded (i) any loss or any gain associated with the disposal of any discontinued operation and any profit or any loss associated with the operation of any discontinued operation, together with any related provision for taxes on such discontinued operations; (ii) any extraordinary items, together with any related provision for taxes on such extraordinary items; and (iii) the cumulative effect of a change in accounting principles, together with any related provision for taxes related to such changes in accounting principles.

     CONSTRUCTION ESCROW ACCOUNT. The escrow account to be established on or before the Effective Date by Reorganized Stratosphere into which all of the net proceeds of the sale of the Class B Common Stock and $25,000,000 of the Restated First Mortgage Notes (which shall equal not less than $75,000,000) shall be deposited. The Construction Escrow Account shall be established in accordance with the Construction Escrow Agreement at an institution selected by Reorganized Stratosphere and approved by the Bankruptcy Court and that has combined capital and surplus of at least $50,000,000 as set forth in its most recent annual report.

     CONSTRUCTION ESCROW AGREEMENT. The escrow agreement to be entered into on or before the Effective Date by Reorganized Stratosphere, Grand, the Indenture Trustee and the Construction Escrow Agent, which agreement shall set forth the terms upon which, and the manner in which, funds shall be disbursed from the Construction Escrow Account to fund completion of Phase II. The Construction Escrow Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     CONSTRUCTION ESCROW AGENT. The Person selected by Reorganized Stratosphere and approved by the Bankruptcy Court to act as the disbursing agent for all funds held in the Construction Escrow Account pursuant to the Construction Escrow Agreement.

     CONTINGENT CLAIM. A Claim which is either contingent or unliquidated on or immediately before the Confirmation Date.

     CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(a) of the Bankruptcy Code.

     CREDITORS' COMMITTEE. Any Official Committee of General Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Section 1102(a)(1) of the Bankruptcy Code.

     CURE. The distribution on the Effective Date or as soon thereafter as practicable of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

     DEBT INSTRUMENT. A debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

     DEBTORS. Collectively, Stratosphere and Gaming Corp., as the debtors-in-possession in the Chapter 11 Cases, pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     DISBURSING AGENT. Reorganized Stratosphere or such other Person as may be retained by the Reorganized Stratosphere and approved by the Bankruptcy Court, to hold and distribute certain consideration to the holders of Allowed Claims in Classes 1, 2, 3, 4, 6, 7 and 8 of this Plan. With respect to distributions to the holders of Original First Mortgage Notes (whether as part of Class 5 or Class 8), the Indenture Trustee shall be the Disbursing Agent.

     DISCLOSURE STATEMENT. The written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

     DISPUTED CLAIM. A Claim which is: (i) subject to timely objection interposed by the Debtors or any party in interest entitled to file and prosecute such objection in the Chapter 11 Cases, if at such time such objection remains unresolved; (ii) a Claim that is listed by the Debtors as disputed, unliquidated or contingent in the Schedules; or (iii) if no objection has been timely filed, a Claim which has been asserted in a timely filed proof of claim in an amount greater than or in a Class different than that listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; provided, however, that the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code. The term "Disputed", when used to modify a reference in this Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in such Class) that is a Disputed Claim as defined herein. In the event there is a dispute as to classification or priority of a Claim, it shall be considered a Disputed Claim in its entirety. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim and not an Allowed Claim for purposes related to voting, allocations, and distributions under this Plan.

     DISPUTED EQUITY INTEREST. An Equity Interest which is the subject of a timely objection interposed by the Debtors, or any party in interest entitled to file and prosecute any such objection in the Chapter 11 Cases, if at such time such objection remains unresolved.

     DISTRIBUTION DATE. The date, occurring as soon as practicable after the Effective Date, upon which distributions are made to holders of Allowed Claims under this Plan.

     DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court, which shall be the Record Date or Dates for determining the holders of the Original First Mortgage Notes entitled to receive distributions under this Plan.

     EBITDA. With respect to Reorganized Stratosphere for any period subsequent to the Effective Date, Consolidated Net Income of Reorganized Stratosphere, Reorganized Gaming Corp. and any other consolidated subsidiaries of Reorganized Stratosphere, plus the following expenses incurred by Reorganized Stratosphere, Reorganized Gaming Corp. and any other consolidated subsidiaries of Reorganized Stratosphere (determined in accordance with GAAP) during any such period: (i) income taxes; (ii) interest (exclusive of interest income); (iii) depreciation and amortization; and minus (iv) any provision for income tax benefit recognized (in accordance with GAAP) during any such period by Reorganized Stratosphere, Reorganized Gaming Corp. and any other consolidated subsidiaries of Reorganized Stratosphere.

     EFFECTIVE DATE.   The last to occur of: (i) the first Business Day that is
at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (ii) the Business Day on which all of the conditions set forth in Article 12 to this Plan shall have been satisfied or waived.

     EFFECTIVE DATE CASH.   All Cash of the Debtors, excluding therefrom the
sum of $75,000,000 (consisting of $50,000,000 in proceeds from the sale of the Class B Common Stock and $25,000,000 of the Restated First Mortgage Notes), on the Effective Date prior to distribution or reservation of any amounts under this Plan.

     EQUITY INTEREST. Any interest in Stratosphere, including Old Common Stock, represented by any class or series of common or preferred stock issued by Stratosphere prior to the Effective Date and any warrants, options or rights to purchase any such common or preferred stock.

     EQUITY INTEREST - RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim.

     ESTATE. Collectively, the estate created for the Debtors in the Chapter 11 Cases, pursuant to Section 541 of the Bankruptcy Code.

             FINAL ORDER. An order or judgment which has not been reversed, stayed, modified or amended and is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

     FIRST SECURITY. First Security Trust Company of Nevada, and its successors and assigns.

     GAAP. The generally accepted accounting principles consistently applied,
(i) in accordance with the opinions, pronouncements, statements, bulletins, guidelines, and interpretations, as appropriate, of the Financial Accounting Standards Board, the Accounting Principals Board and the American Institute of Certified Public Accountants, or (ii) pursuant to such other statements by such other entity as have been approved by a significant segment of the accounting profession, and (iii) in each case applicable to the circumstances and as of the date of determination.

     GAMING AUTHORITIES. Collectively, the Gaming Board, the Gaming Commission, and any other regulatory agency having the authority to regulate the gaming activities of the Debtors and Grand.

     GAMING BOARD. The State of Nevada Gaming Control Board established pursuant to Nev. Rev. Stat Section 463.010, et seq., as amended from time to time.

     GAMING COMMISSION. The State of Nevada Gaming Commission established pursuant to Nev. Rev. Stat. Section 463.010, et seq., as amended from time to time.

     GAMING CORP. Stratosphere Gaming Corp., a Nevada corporation, one of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

     GAMING CORP. COMMON STOCK. All of the common stock issued by Gaming Corp. and held by Stratosphere, including, if applicable, any warrants, options, or rights to purchase any such common stock.

     GENERAL UNSECURED CLAIM. A Claim not secured by a charge against or interest in property in which the Debtors' Estate has an interest.

     GRAND.  Grand Casinos, Inc., a Minnesota corporation.

     GRAND CAPITAL LEASE CREDIT ENHANCEMENT GUARANTEE. The Limited Capital Lease Guarantee in the amount not to exceed $8,684,362, executed by Grand, pursuant to which Grand has guaranteed, among other things, Reorganized Gaming Corp.'s obligations under the Amended Capital Lease Agreement.

     GRAND SUBORDINATED CLAIM. Any and all indebtedness of Stratosphere to Grand arising out of or evidenced by: (i) that certain Notes Completion Guarantee in the original amount of $50,000,000, dated as of March 9, 1995;
(ii)  that certain Completion Guarantor Subordination

Agreement dated as of March 9, 1995; (iii) any and all subordinated notes issued to Grand by Stratosphere from time to time; and (iv) any other loan and security documents, including, but not limited to Debt Instruments, evidencing, securing, or relating to such obligations and claims.

     HELLER.  Heller Financial Group, Inc.

     HELLER CAPITAL LEASE CLAIMS. Any and all indebtedness of the Debtors to Heller arising out of or evidenced by: (i) that certain Lease Intended As Security dated as of June 28, 1996; and (ii) any and all loan and security documents, including, but not limited to Debt Instruments, evidencing, securing, or relating in any way to such Heller Capital Lease Claims.

     INDENTURE TRUSTEE. IBJ Schroder Bank and Trust Company, as Successor Trustee to American National Bank Association, or such other successor trustee under the Original First Mortgage Indenture or the Restated First Mortgage Indenture, as the case may be, that has combined capital and surplus of at least $50,000,000 as set forth in its most recent annual report.

     INTEREST EXPENSE RESERVE. The amount of Cash to be segregated by Reorganized Stratosphere as of the Effective Date not to exceed the lesser of:
(i) the aggregate amount of the first two (2) semi-annual interest payments on the Restated First Mortgage Notes; and (ii) an amount equal to Effective Date Cash minus Total Restricted Cash (excluding therefrom, the amount of the Interest Expense Reserve), which amount shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing.

     INITIAL CAPITAL EXPENSE RESERVE. The amount of Cash to be segregated by Reorganized Stratosphere on the Effective Date for planned capital expenditures (excluding construction of Phase II) during the year following the Effective Date, which amount shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing.

     INVESTMENT AGREEMENT. The Amended and Restated Investment and Reorganization Agreement, dated as of June 20, 1997, executed by Stratosphere Gaming Corp. and Grand, as amended or modified from time to time. A copy of the Investment Agreement is attached hereto as Exhibit 1.

     IRS.  The Internal Revenue Service.

     MINIMUM WORKING CAPITAL RESERVE. The amount of Cash to be segregated by Reorganized Stratosphere as of the Effective Date to satisfy working capital requirements to operate the business. The amount of the Minimum Working Capital Reserve shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing.

     NET AVAILABLE CASH.  The Effective Date Cash minus Total Restricted Cash.

     NEW COMMON STOCK. The authorized shares of common stock of Reorganized Stratosphere, which shall consist of the Class A Common stock and the Class B Common Stock.

     NEW MANAGEMENT AGREEMENT. The management agreement to be entered into on the Effective Date by Reorganized Stratosphere and Grand, pursuant to which Grand shall manage the construction of Phase II and the day to day operations of Reorganized Stratosphere. The New Management Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     NOTEHOLDER COMMITTEE. The additional committee appointed by the United States Trustee pursuant to Section 1102(a)(2) of the Bankruptcy Court comprised of certain holders of the Original First Mortgage Notes and the Indenture Trustee.

     NOTICE AND A HEARING. This phrase shall have the same meaning as provided for in Section 102(1) of the Bankruptcy Code.

     OLD COMMON STOCK. The shares of common stock, $.01 par value, of Stratosphere issued and outstanding immediately prior to the Effective Date, and all options, warrants and similar rights, whether contractual or otherwise, to acquires such shares of common stock, and all shares or other securities convertible or otherwise exchangeable into such shares of common stock.

     ORIGINAL CAPITAL LEASE AGREEMENT. The Lease Agreement, dated as of April 29, 1996, between Gaming Corp., as Lessee, and First Security, as Lessor.

     ORIGINAL FIRST MORTGAGE INDENTURE. The Indenture dated as of March 9, 1995, among Stratosphere, Gaming Corp., and IBJ Schroder Bank and Trust Company, as Successor Trustee to American National Bank Association, pursuant to which the Original First Mortgage Notes were issued by Stratosphere.

     ORIGINAL FIRST MORTGAGE NOTES. The 14-1/4% First Mortgage Notes due 2002 with Contingent Interest, in the original principal amount of $203,000,000, issued by Stratosphere under the Original First Mortgage Indenture.

     ORIGINAL PARTICIPATION AGREEMENT. The Participation Agreement dated as of April 29, 1996, among Stratosphere, Gaming Corp., First Security and the Capital Lease Bank Group.

     ORIGINAL SUBSIDIARY GUARANTEE. The guarantee by Gaming Corp. of the obligations of Stratosphere under the Original First Mortgage Notes, which guarantee is set forth in Section 11.01 of the Original First Mortgage Notes Indenture.

     PERSON. An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization or a government, governmental unit or any subdivision thereof or any other entity.

     PETITION DATE. The date (i.e., January 27, 1997) on which the Debtors filed their voluntary petition commencing the Chapter 11 Cases.

     PHASE II. Stratosphere's planned construction of additional facilities and improvements to existing facilities, at its resort complex located in Las Vegas, Nevada, consisting of: (i) completion of construction of a new guest room tower of approximately 1,000 bays, including the acquisition of all necessary furniture, fixtures and equipment; (ii) completion of recreation and swimming pool facilities; (iii) landscape and hardscape at areas adjacent to the new guest tower, including facade upgrade of floors one through three;
(iv) landscape and fencing at site of proposed aquarium building; (v) mechanical connection and piping from the existing Phase I central plant; (vi) build-out of Kids Quest facility, consisting of at least 12,500 square feet; and (vii) renovation of existing resort facilities, including baggage storage, gift shop and gift kiosk remodel, Sister's Coffee Shop remodel, tower queue remodel, and porte cochere modifications.

     PHASE II BUDGET. The estimated costs of completing construction of Phase II attached as Exhibit 2 to this Plan.

     PHASE II COMPLETION GUARANTEE. The Completion Guarantee to be entered into between Grand, Reorganized Stratosphere, and the Indenture Trustee, under which Grand shall guarantee, on the terms and subject to the conditions set forth therein, completion of Phase II up to a maximum of $25,000,000 in the aggregate. The Phase II Completion Guarantee shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     PHASE II COMPLETION SUBORDINATION AGREEMENT. The Phase II Completion Subordination Agreement to be entered into on the Effective Date by Grand and the Indenture Trustee, pursuant to which any funds advanced by Grand under the Phase II Completion Guarantee shall be subordinated to the full payment (in cash or in kind, as applicable) to the Restated First Mortgage Notes and the Capital Lease Claims, as modified and restructured pursuant to this Plan and related documentation. The Phase II Completion Subordination Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     PLAN. This First Amended Plan of Reorganization, dated as of June 20, 1997, either in its present form or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed hereto or referenced herein and the Plan Supplement.

     PLAN DISTRIBUTED CASH. The Cash to be paid pursuant to this Plan to the holders of Allowed Claims in all Classes hereunder, excluding therefrom the Net Available Cash.

     PLAN SUPPLEMENT. The supplement filed with the Bankruptcy Court which contains additional exhibits to this Plan. The Plan Supplement shall be a part of this Plan as if such exhibits were set forth more fully herein.

     PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease or use of goods and services in the ordinary course of its business, including, but not limited to, Administrative Claims due on account of services provided to the Debtors after the Petition Date by its employees.

     PRIORITY BENEFIT PLAN CONTRIBUTION CLAIM. Any Claim entitled to priority in payment under Section 507(a)(4) of the Bankruptcy Code.

     PRIORITY TAX CLAIM.  Any Claim entitled to priority in payment under
Section 507(a)(7) of the Bankruptcy Code.

     PRIORITY WAGE CLAIM.  Any Claim entitled to priority in payment under
Section 507(a)(3) of the Bankruptcy Code.

     PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, on or before which applications for compensation or expense reimbursement, including Professional Fees receivable pursuant to Section 503(b), must be filed with the Bankruptcy Court.

     PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement submitted pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code of Persons: (i) employed pursuant to an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code; or (ii) for whom compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code, including, but not limited to, reasonable professional fees and expenses incurred by the Indenture Trustee and counsel to the Indenture Trustee, that are not otherwise satisfied in accordance with other provisions of this Plan.

     PRO RATA. The ratio of an Allowed Claim or Allowed Equity Interest in a particular class to the aggregate amount of all such Allowed Claims or Allowed Equity Interests in any such Class.

     PUT/CALL ARRANGEMENT. The right of a majority of the holders of the Class A Common Stock to require Grand to purchase all issued and outstanding shares of Class A Common Stock, and the right of Grand to require to all holders of the Class A Common Stock to sell all issued and outstanding shares of Class A Common Stock to Grand, pursuant to and in accordance with Section 6.2 of this Plan.

     RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtors, in the ordinary course of such Person's business, provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code and the Uniform Commercial Code, as applicable.

     REINSTATED OR REINSTATEMENT. These terms shall mean: (i) leaving unaltered the legal, equitable, and contractual rights of the holder of a Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (a) Curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required in order to accomplish Reinstatement.

     RELATED SECURITY DOCUMENTS. Any and all loan and security documents, including, but not limited to Debt Instruments, evidencing, securing, or otherwise relating to the Restated First Mortgage Notes and all security or collateral related thereto.

     REORGANIZED GAMING CORP. Stratosphere Gaming Corp., a Nevada corporation, on and after the Effective Date.

     REORGANIZED GAMING CORP. ARTICLES. The Restated Articles of Incorporation of Reorganized Gaming Corp., which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     REORGANIZED GAMING CORP. BY-LAWS. The Restated By-Laws of Reorganized Gaming Corp., which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     REORGANIZED STRATOSPHERE. Stratosphere Corporation, a Delaware corporation, on and after the Effective Date.

     REORGANIZED STRATOSPHERE ARTICLES. The Restated Certificate of Incorporation of Reorganized Stratosphere, which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     REORGANIZED STRATOSPHERE BY-LAWS. The Restated By-Laws of Reorganized Stratosphere, which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     RESTATED FIRST MORTGAGE INDENTURE. The Amended and Restated Indenture to be entered into by Reorganized Stratosphere, Reorganized Gaming Corp., and the Indenture Trustee, under which the Restated First Mortgage Notes shall be issued, which indenture shall be substantially the form of the indenture filed with the Bankruptcy Court as part of the Plan Supplement.

     RESTATED FIRST MORTGAGE NOTES. The First Mortgage Notes of Reorganized Stratosphere in the aggregate principal amount of $135,000,000 due seven years after issuance, which First Mortgage Notes shall bear interest, payable in cash, at the rate of 8-1/2% per annum for the initial two (2) years following issuance and at the rate of 12-1/2% per annum thereafter, shall be issued on the Effective Date in partial exchange and substitution for the Original First Mortgage Notes and on a date subsequent to the Effective Date, in exchange for $25,000,000 in Cash, and shall be governed by the terms of the Restated First Mortgage Indenture.

     RESTATED SUBSIDIARY GUARANTEE. The guarantee by Reorganized Gaming Corp. of the obligations of Reorganized Stratosphere under the Restated First Mortgage Notes, which guarantee shall be set forth in the Restated First Mortgage Indenture or in a separate guarantee agreement to be filed with the Bankruptcy Court as part of the Plan Supplement.

     RESTRICTED ACCOUNT. The interest bearing deposit account to be established by Reorganized Stratosphere on the Effective Date in accordance with the Restated First Mortgage Indenture and as described in Section 5.1(c) hereof.

     RESTRICTED GAMING RESERVE. The sum of $7,000,000 Cash to be segregated by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, as of the Effective Date, to satisfy the bankroll requirements.

     SCHEDULES. The schedules of assets and liabilities and any amendments thereto filed by the Debtors with the Bankruptcy Court in accordance with
Section 521(1) of the Bankruptcy Code.

     SEC.  The United States Securities and Exchange Commission.

     SECURED CLAIM.   A Claim to the extent of the value of any interest in
property of the Debtors' Estate securing such Claim or to the extent of the amount of such Claim subject to setoff in accordance with Section 553 of the Bankruptcy Code, in either case as determined pursuant to Section 506(a) of the Bankruptcy Code.

     SECURED TAX CLAIMS. The Claim of any state or local governmental unit which is secured by a lien upon property owned by the Debtors by operation of applicable law, including, but not limited to, every such Claim for unpaid real and personal property taxes.

     SECURITIES ACT. The Securities Act of 1933, as amended, and the regulations promulgated thereunder.

     SECURITIES LITIGATION CLAIM. Any Claim arising from the rescission of a purchase or sale of Original First Mortgage Notes, or for damages arising from the purchase or sale of Original First Mortgage Notes, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such a Claim.

     STATUTORY COMMITTEE. Collectively, the Creditors Committee, the Noteholders Committee, and any other committee appointed pursuant to Section 1102 of the Bankruptcy Code.

     STRATOSPHERE. Stratosphere Corporation, a Delaware corporation, one of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

     STRATOSPHERE LAND. Stratosphere Land Corporation, a Nevada corporation, a wholly-owned subsidiary of Stratosphere.

     STRATOSPHERE LAND DEED OF TRUST. The Deed of Trust, Assignment of Rents and Security Agreement, to be entered on the Effective Date between Stratosphere Land and the Indenture Trustee, which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

     SUBORDINATED CLAIM. Any Claim or Equity Interest subordinated, for purposes of distribution or otherwise, pursuant to Section 510 of the Bankruptcy Code.

     TAXES. All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

     TOTAL RESTRICTED CASH. The aggregate of the Administrative Expense Reserve, the Initial Capital Expense Reserve, the Minimum Working Capital Reserve, this Plan Distributed Cash, the Interest Expense Reserve, the Restricted Gaming Reserve, and any other restricted cash amounts.

     VOTING RECORD DATE. The date established by the Bankruptcy Court prior to the approval of the Disclosure Statement for purposes of voting on this Plan by holders of Allowed Claims arising out of the Original First Mortgage Notes.

B.   COMPUTATION OF TIME.

     In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

C.   RULES OF INTERPRETATION.

     For purposes of this Plan and the Plan Supplement only, (i) any reference in this Plan or Plan Supplement to a contract, instrument, release, indenture, or other agreement or document's being in particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in this Plan or Plan Supplement to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (iii) unless otherwise specified, all references in this Plan or Plan Supplement to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan; (iv) the words "herein," "hereof," "hereto," and "hereunder" refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply unless otherwise expressly provided.

                                   ARTICLE 2
                        TREATMENT OF UNCLASSIFIED CLAIMS

     The Claims against the Debtors set forth in this Article 2 are not designated as Classes pursuant to Section 1123(a)(1) of the Bankruptcy Code. The holders of such Claims are not entitled to vote on this Plan. The treatment of the Claims set forth below is consistent with the requirements of
Section 1129(a)(9)(A) of the Bankruptcy Code.

     TREATMENT OF ADMINISTRATIVE CLAIMS.

           GENERALLY. Each Allowed Administrative Claim, other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, shall be paid in full in Cash (or otherwise satisfied in accordance with its terms) upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and
      (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.

           REQUESTS FOR PAYMENT. All requests for payment of Administrative Claims (except for Professional Fees and Preserved Ordinary Course Administrative Claims) must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. All final applications for allowance and disbursement of Professional Fees must be filed by the Professional Fee Bar Date. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees. Such applications may be later amended to include any fees and costs incurred after the Confirmation Date.

      PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim shall be paid by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, pursuant to either: (i) the terms and conditions under which such Claim arose; or (ii) in the ordinary course of Reorganized Stratosphere or Reorganized Gaming Corp.'s business. Such payments shall be made by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, without further action by the holder of such Claim.

      ALLOWED PRIORITY TAX CLAIMS. Each Allowed Priority Tax Claim, if any, will be paid in full in Cash on the Effective Date; provided, however, that Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, may elect to pay such Claims through deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments shall be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment shall be payable on the latest of: (i) the Effective Date; (ii) the tenth (10th) Business Day after the date on which an order allowing such Claim becomes a Final Order; and (iii) such other time as is agreed upon by the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., provided, however, that Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, shall have the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date, without premium or penalty.

     ALLOWED RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date or the holders thereof shall be forever barred from asserting such Reclamation Claim against the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. Each Allowed Reclamation Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed during the Chapter 11 Cases, or as soon thereafter as practicable; and (iv) such date as the holder of such Reclamation Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.

                                   ARTICLE 3
             DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

     Pursuant to this Plan and in accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and the holders of Equity Interests and the Gaming Corp. Common Stock (except Administrative Claims, Priority Tax Claims, Reclamation Claims, and Preserved Ordinary Course Administrative Claims) are placed in the Classes described below. A Claim, Equity Interest or the Gaming Corp. Common Stock, is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

SUMMARY OF CLASSIFICATION.

Class 1:  Priority Wage Claims                        Unimpaired
                                                      - no solicitation required

Class 2:  Priority Benefit Plan                       Unimpaired
          Contribution Claims                         - no solicitation required

Class 3:  Secured Tax Claims                          Unimpaired
                                                      - no solicitation required

Class 4:  Miscellaneous Secured Claims                Unimpaired
                                                      - no solicitation required

Class 5:  Original First Mortgage Note Claims         Impaired
                                                      - entitled to vote

Class 6:  Heller Lease Claims                         Impaired
                                                      - entitled to vote

Class 7:  Capital Lease Claims                        Impaired
                                                      - entitled to vote

Class 8:  General Unsecured Claims                    Impaired
                                                      - entitled to vote

Class 9:  Grand Subordinated Claims                   Impaired
                                                      - deemed rejected

Class 10: Securities Litigation Claim                 Impaired
                                                      - deemed rejected

Class 11: Gaming Corp. Common Stock                   Unimpaired

Class 12: Equity Interests and                        - not entitled to vote
          Equity Interests - Related                  Impaired
          Claims                                      - deemed rejected

SPECIFIC CLASSIFICATION.

     CLASS 1 - PRIORITY WAGE CLAIMS. Class 1 consists of all Claims that are entitled to priority under Section 507(a)(3) of the Bankruptcy Code.

     CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Class 2 consists of all Claims that are entitled to priority under Section 507(a)(4) of the Bankruptcy Code.

     CLASS 3 - SECURED TAX CLAIMS. Class 3 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim shall be considered to be in its own separate subclass within Class 3, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

     CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of all Secured Claims, other than Secured Claims in Class 5, Class 6, and Class 7. Each holder of a Miscellaneous Secured Claim shall be considered to be in its own separate subclass within Class 4, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

     CLASS 5 - ORIGINAL FIRST MORTGAGE NOTE CLAIMS. Class 5 consists of all Claims under the Original First Mortgage Notes, provided that, such Class makes an election in the manner provided in and pursuant to Section 1111(b)(1)(A)(i) of the Bankruptcy Code. If Class 3 does not elect the treatment afforded by
Section 1111(b)(1)(A)(i) of the Bankruptcy Code, Class 3 shall consist of only the Allowed Secured Claims evidenced by the Original First Mortgage Notes.

     CLASS 6 - HELLER LEASE CLAIMS.  Class 6 consists of the Heller Lease
Claims.

     CLASS 7 - CAPITAL LEASE CLAIMS. Class 7 consists of the Capital Lease Claims. For purposes of this Plan only, the Capital Lease Claims shall be deemed Allowed Secured Claims.

     CLASS 8 - GENERAL UNSECURED CLAIMS. Class 8 consists of all General Unsecured Claims, excepting therefrom, the Grand Subordinated Claims which are contained in Class 9 under this Plan. If Class 5 does not elect the treatment afforded by Section 1111(b)(1)(A)(i) of the Bankruptcy Code, Class 8 shall also include the unsecured deficiency Claim of holders of the Original First Mortgage Notes.

     CLASS 9 - GRAND SUBORDINATED CLAIMS. Class 9 consists of the Grand Subordinated Claims.

     CLASS 10 - SECURITIES LITIGATION CLAIM. Class 10 consists of all Securities Litigation Claim, if any.

     CLASS 11 - GAMING CORP. COMMON STOCK. Class 11 consists of the Gaming Corp. Common Stock held by Stratosphere.

     CLASS 12 - EQUITY INTERESTS AND EQUITY INTEREST RELATED CLAIMS. Class 12 consists of all Equity Interests and all Equity Interest Related Claims.

                                   ARTICLE 4
     DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS NOT
                            IMPAIRED BY THIS PLAN

     CLASS 1 - PRIORITY WAGE CLAIMS. Each Allowed Priority Wage Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.
Class 1 is unimpaired under this Plan; holders of Allowed Claims in Class 1 are not entitled to vote on this Plan.

     CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Each Allowed Priority Benefit Plan Contribution Claim, if any, shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree. Class 2 is unimpaired under this Plan; holders of Allowed Claims in Class 2 are not entitled to vote on this Plan.

     CLASS 3 - SECURED TAX CLAIMS. Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; (iv) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (v) such date as the holder of such Claims and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree. Class 3 is unimpaired under this Plan; holders of Allowed Claims in Class 3 are not entitled to vote on this Plan.

     CLASS 4 - MISCELLANEOUS SECURED CLAIMS. On the Effective Date, at Reorganized Stratosphere's or Reorganized Gaming Corp.'s option, the holder of any Allowed Secured Claims in Class 4 shall receive one (1) of the following alternative treatments:

        the holder of such Claim shall be treated in accordance with the terms and conditions of all Debt Instruments evidencing such Claim and the legal, equitable or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered;

        any default, other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be Cured or Reinstated;

        the maturity of the Claims shall be Reinstated as such maturity existed before any default;

           the other legal, equitable or contractual rights to which the holder of the Claim is entitled shall not otherwise be altered, provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid;

           on the Effective Date, or on such other date thereafter as may be agreed to by Reorganized Stratosphere or Reorganized Gaming Corp., as applicable, and the holder of such Claim, the Estate shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim; or

           on the Effective Date, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim. Class 4 is unimpaired under this Plan; and the holders of Allowed Claims in Class 4 are not entitled to vote on this Plan.

     CLASS 11 - GAMING CORP. COMMON STOCK. On the Effective Date, Reorganized Stratosphere shall own the Gaming Corp. Common Stock and Reorganized Gaming Corp. shall continue as a wholly-owned subsidiary of Reorganized Stratosphere. Class 11 is unimpaired under this Plan; the holder of the Class 11 Gaming Corp. Common Stock is not entitled to vote on this Plan.

                                   ARTICLE 5

 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND EQUITY
                       INTERESTS IMPAIRED BY THIS PLAN

      CLASS 5 - ORIGINAL FIRST MORTGAGE NOTES. The holders of Allowed Claim arising out of Original First Mortgage Notes shall receive the following treatment under this Plan.

           ELECTION MADE. If Class 5 elects the treatment afforded by Section 1111(b)(1)(A)(i) of the Bankruptcy Code, the holders of Allowed Class 5 Original First Mortgage Notes shall receive on the Distribution Date, in full satisfaction, settlement, release, discharge of, and in exchange and substitution for such Allowed Claims, their Pro Rata share of: (i) $110,000,000 in principal amount of the Restated First Mortgage Notes;
      (ii) the Class A Common Stock; and (iii) the Net Available Cash.

           NO ELECTION MADE. If Class 5 does not elect the treatment afforded by Section 1111(b)(1)(A)(i) of the Bankruptcy Code, the holders of Allowed Class 5 Original First Mortgage Notes shall receive, on the Distribution Date, in full satisfaction, settlement, release, discharge of, and in exchange and substitution for that portion of their Allowed Claim that is an Allowed Secured Claim, their Pro Rata share of: (i) $110,000,000 in principal amount of the Restated First Mortgage Notes; and (ii) the Net Available Cash.

           PRINCIPAL TERMS. The principal terms and conditions of the Restated First Mortgage Notes are summarized as follows:

           PRINCIPAL AMOUNT: $135,000,000, of which $110,000,000 shall be issued and distributed on the Distribution Date as provided in Sections 5.1(a) and 5.1(b) above, and on a date subsequent to the Distribution Date, the remaining $25,000,000 of Restated First Mortgage Notes shall be issued for Cash as provided in
               Section 6.3 of this Plan.

           INTEREST: Interest on the outstanding principal amount of the Restated First Mortgage Notes shall be payable semi-annually in Cash at the rate of 8.5% per annum for the initial 2 years following issuance and at the rate of 12.5% per annum thereafter until maturity. The Restated First Mortgage Notes will mature on the seventh (7th) anniversary of the Effective Date.

           RESTRICTED ACCOUNT:  As provided more fully in the Restated First
               Mortgage Indenture, on the Effective Date, Reorganized Stratosphere shall establish the Restricted Account and, following the Effective Date, periodically deposit therein all Cash generated by the business of Reorganized Stratosphere in excess of the Cash requirements necessary to operate the business in a reasonable and prudent manner up to the principal amount of the Restated First Mortgage Notes. All interest earned on the Restricted Account will be retained therein, and the entire balance of the Restricted

             Account will be applied to repayment of the principal of the Restated First Mortgage Notes at maturity. The specific terms and conditions of the Restricted Account, and the rights and obligations of Reorganized Stratosphere and other parties with respect thereto, shall be set forth in the Restated First Mortgage Indenture.

          PRIORITY:  As provided more fully in the Restated First Mortgage
               Indenture and related loan and security documents, the Restated First Mortgage Notes shall be senior secured indebtedness of Reorganized Stratosphere ranking senior in right of payment to all subordinated indebtedness of Reorganized Stratosphere.

          SECURITY:  As provided more fully in the Restated First Mortgage
               Indenture and the Related Security Documents, the Restated First Mortgage Notes shall be secured by a first lien on all assets of Reorganized Stratosphere and Reorganized Gaming Corp. In addition, on the Effective Date, Stratosphere Land shall execute and deliver to the Indenture Trustee the Stratosphere Land Deed of Trust (including the assignment of certain indebtedness of Stratosphere Land to Stratosphere), pursuant to which Stratosphere Land shall convey to the Indenture Trustee a first lien upon certain real property described therein as security for the Restated First Mortgage Notes, subject to the release and subordination provisions set forth in Stratosphere Land Deed of Trust and the Restated First Mortgage Indenture. Notwithstanding anything in this Plan or the Confirmation Order to the contrary, the liens and security interests that secure the Original First Mortgage Notes shall not be altered by Confirmation or the discharge or other provisions of this Plan. All such liens and security interests shall survive Confirmation and shall be merged into the liens and security interests securing the Restated First Mortgage Notes.

          GUARANTEE: On the Effective Date, Reorganized Gaming Corp. shall execute and deliver to the Indenture Trustee the Restated Subsidiary Guarantee, pursuant to which Reorganized Gaming Corp. shall unconditionally guarantee Reorganized Stratosphere's obligations under the Restated First Mortgage Notes.

          FEES AND EXPENSES: On the Effective Date, all then unpaid reasonable fees, costs, charges, and any other expenses under the Original First Mortgage Indenture, including any reasonable fees and expenses of professionals retained by the Indenture Trustee as agreed to by Stratosphere or otherwise approved by the Bankruptcy Court, shall be paid by the Debtor to the Indenture Trustee.

     CLASS 6 - HELLER LEASE CLAIMS. On the Effective Date, in full satisfaction and settlement of the Heller Lease Claims, Reorganized Stratosphere and Reorganized Gaming Corp. shall execute and deliver to Heller the Heller Amended Capital Lease. In addition, Reorganized Stratosphere and Reorganized Gaming Corp. shall execute and deliver to Heller and any such other and further documentation necessary to implement the terms and conditions of the Heller Amended Capital Lease.

     CLASS 7 - CAPITAL LEASE CLAIMS. On the Effective Date, in full satisfaction and settlement of the Capital Lease Claims, Reorganized Stratosphere and Reorganized Gaming Corp., as applicable, shall execute and deliver to First Security and the Capital Lease Bank Group the Amended Capital Lease Agreement and the Amended Participation Agreement. In addition, on or prior to the Effective Date, Grand shall execute and deliver to the First Security and the Capital Lease Bank Group the Grand Capital Lease Credit Enhancement Guarantee.

     CLASS 8 - GENERAL UNSECURED CLAIMS. Allowed Class 8 General Unsecured Claims shall receive the following treatment:

           ELECTION MADE. If Class 5 elects the treatment afforded by Section 1111(b)(1)(A)(i) of the Bankruptcy Code, each holder of an Allowed Class 8 General Unsecured Claim shall receive their Pro Rata share of $5,000,000 Cash, upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) the tenth (10th) Business Day after such Claim is allowed, or as soon thereafter as practicable; and (iii) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.

           NO ELECTION MADE. If Class 5 does not elect the treatment afforded by Section 1111(b)(1)(A)(i) of the Bankruptcy Code, each holder of an Allowed Class 8 General Unsecured Claim, which shall include the unsecured deficiency Claims of the holders of Allowed Original First Mortgage Notes, shall receive their Pro Rata share of (i) $5,000,000 Cash, and (ii) the Class A Common Stock. The number of shares of Class A Common Stock to be issued to each holder of a Class 8 General Unsecured Claim shall be rounded down to the closest whole number and no distribution will be made with respect to any fractional share interest. Such distribution shall be made upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) the tenth (10th) Business Day after such Claim is allowed, or as soon thereafter as practicable; and (iii) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., or the case may be, have agreed or shall agree.

           DELIVERY OF DISTRIBUTIONS. Except with respect to distributions to holders of Original First Mortgage Notes which shall be governed by
      Article 11 of this Plan, distributions to holders of Allowed General Unsecured Claims in Class 8 shall be made by the Disbursing Agent: (i) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtor has been notified of a change of address); (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; or
      (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Stratosphere until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

     CLASS 9 - GRAND SUBORDINATED CLAIMS. On account of the Grand Subordinated Claims, the holder thereof shall receive nothing.

     CLASS 10 - SECURITIES LITIGATION CLAIM. On account of its Securities Litigation Claim, the holder thereof shall receive nothing.

     CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS. Each holder of an Interest and each holder of an Equity Interest Related Claim shall receive nothing, and the Equity Interest shall be canceled and terminated without further act or action under any applicable agreement, law, regulation, order or rule.

                                   ARTICLE 6
                        MEANS FOR IMPLEMENTATION OF PLAN

     NEW COMMON STOCK. On the Effective Date, Reorganized Stratosphere shall have 40,000,000 issued and outstanding shares of New Common Stock, consisting of 4,000,000 shares of Class A Common stock and 36,000,000 shares of Class B Common Stock. On the Effective Date, the issued and outstanding Class A Common Stock shall collectively represent ten percent (10%) of the common equity and voting power of Reorganized Stratosphere and the issued and outstanding Class B Common Stock shall collectively represent ninety percent (90%) of the common equity and voting power of Reorganized Stratosphere.

     PUT/CALL ARRANGEMENT. The holders of the Class A Common Stock shall have the right to require Grand to purchase all issued and outstanding shares of Class A Common Stock, and Grand shall have the right to require the holders of the Class A Common Stock to sell all issued and outstanding shares of Class A Common Stock to Grand, on the following terms and conditions:

             EXERCISE. Commencing on the fifth (5th) anniversary of the Effective Date and continuing for a period of thirty (30) days thereafter, the holders of a majority of the Class A Common Stock shall have the right to require Grand to purchase all, but not less than all, of the shares of Class A Common Stock issued and outstanding at such time, if any. Commencing on and after the fifth anniversary of the Effective Date and continuing for a period of two (2) years thereafter, Grand, or the holder(s) of a majority of Class B Common Stock, shall have the right to require the holders of the Class A Common Stock to sell to Grand or its designee all, but not less than all, of the shares of Class A Common Stock issued and outstanding at such time.

             FORMULA. In the event that either Grand or the holders of the Class A Common Stock shall exercise their respective rights as described in Section 6.2.1 hereof, the purchase and sale of Class A Common Stock shall be at a price per share equal to the quotient of:
        (i) ten percent (10%) of the Trailing Cash Flow Valuation of Reorganized Stratosphere, divided by (ii) the number of Class A Common Stock issued and outstanding as of the effective date of such purchase and sale. For purposes hereof, the phrase "Trailing Cash Flow Valuation" shall mean an amount equal to seven (7) times the Consolidated Cash Flow of Reorganized Stratosphere for the four (4) fiscal quarter periods ending on the last day of the fiscal quarter immediately preceding the date of determination, minus the aggregate amount of long-term debt (net of cash in excess of restricted amounts, excluding the Interest Expense Reserve) and capital lease obligations of Reorganized Stratosphere (on a consolidated basis) as of the date of determination.

             PAYMENT. In the event that either Grand or the holders of the Class A

        Common Stock shall exercise their respective rights pursuant to Section
        6.2.1 hereof, Grand may at its election and in its sole discretion, pay the purchase price for such shares of Class A Common Stock either (i) in Cash, (ii) by delivery of common stock of Grand having a fair market value, based on the average reported closing price of such Grand common stock over the ten trading days immediately prior to the effective date of such transaction, equal to 104.167% of the purchase price for such shares of Class A Common Stock as determined in accordance with Section
        6.2.2 hereof, or (iii) through a combination of Cash and Grand common stock as set forth in subclauses (i) and (ii) of this Section 6.2.3.

SALE OF RESTATED FIRST MORTGAGE NOTES.

     TERMS OF OFFERING. In addition to the Restated First Mortgage Notes to be issued to holders of Original First Mortgage Notes as described herein, Reorganized Stratosphere shall offer for sale at par $25,000,000 in aggregate principal amount of Restated First Mortgage Notes. Such offering of Restated First Mortgage Notes shall commence as soon as practicable following the Effective Date, as follows: (i) first, such Restated First Mortgage Notes will be offered to the holders of the Original First Mortgage Notes as of the Distribution Record Date pro rata in accordance with their respective holdings of Original First Mortgage Notes; (ii) second, the unpurchased portion of such Restated First Mortgage Notes, if any, will be offered to those holders of Original First Mortgage Notes making purchases of Restated First Mortgage Notes pursuant to the preceding clause (i), pro rata in accordance with their purchase of such remaining Restated First Mortgage Notes; and (iii) third, the unpurchased portion of such Restated First Mortgage Notes, if any, will be purchased by Grand. Reorganized Stratosphere shall deposit the proceeds of the sale of such Restated First Mortgage Notes into the Construction Escrow Account immediately upon receipt.

     REGISTRATION OF SECURITIES. The offer and sale of such Restated First Mortgage Notes to the holders of Original First Mortgage Notes shall be structured and conducted so as to qualify for an exemption from the registration requirements of the Securities Act, and such offer and sale of Restated First Mortgage Notes will be limited, to the extent appropriate, to those holders of Original First Mortgage Notes that may be eligible and qualified to purchase Restated First Mortgage Notes pursuant to such exception.

GRAND PARTICIPATION.

     PURCHASE OF CLASS B COMMON STOCK. On the Effective Date, Grand shall purchase 36,000,000 shares of Class B Common Stock, which shall constitute all of the issued and outstanding Class B Common Stock as of the Effective Date, for an aggregate purchase price of $50,000,000. Subject to the terms and conditions of the Investment Agreement and further subject to compliance with applicable laws and regulations, Grand shall remit $50,000,000 to the Construction Escrow Account, which shall represent the full purchase price for the shares of Class B Common Stock to be purchased by Grand. Grand may at its sole discretion deposit such purchase price in the Construction Escrow Account prior to the Effective Date, and such deposited amounts shall be used to commence the construction of Phase II in accordance with the Construction Escrow Agreement.

     COMMITMENT TO PURCHASE RESTATED FIRST MORTGAGE NOTES. Subject to the terms and conditions of the Investment Agreement, Grand shall purchase at par any and all of the $25,000,000 in aggregate principal amount of Restated First Mortgage Notes to be offered by Reorganized Stratosphere that are not purchased by holders of Original First Mortgage Notes, up to an aggregate principal face amount and purchase price of $25,000,000. Grand shall not be required to place any funds in escrow or post any bond or other security in respect of its standby obligation to purchase such Restated First Mortgage Notes.

     PAYMENT OF PURCHASE PRICE. The purchase price for all shares of Class B Common Stock and any Restated First Mortgage Notes purchased by Grand shall be paid by wire transfer of immediately available funds to the Construction Escrow Account. The terms and manner in which funds may be released from the Construction Escrow Account shall be set forth in the Construction Escrow Agreement.

     ADDITIONAL CONSIDERATION. As additional consideration for the issuance of the Class B Common Stock to Grand on the Effective Date, Grand either has or shall: (i) agree to purchase all unpurchased Restated First Mortgage Notes as described herein; (ii) provide the Phase II Completion Guarantee; (iii) enter into the Management Agreement with respect to the management of Reorganized Stratosphere; and (iv) deliver the Grand Capital Lease Credit Enhancement Guarantee. In addition, to facilitate the Restructuring, Grand shall consent and agree to the subordination of the Grand Subordinated Claims in the manner provided in this Plan.

     PHASE II COMPLETION GUARANTEE. On the Effective Date, Grand shall enter into the Phase II Completion Guarantee in favor of the holders of the Restated First Mortgage Notes pursuant to which Grand shall guarantee the payment of all costs necessary for the completion of Phase II up to a maximum of $25,000,000 in the aggregate, except that, if Grand makes or causes to be made any material changes to this Plans or specifications for Phase II which result in increases in the total amount of the Phase II Budget, such $25,000,000 limitation shall be increased by the amount of any increase in the total amount of the Phase II Budget that may be made or caused to have been made by Grand. The obligations of Grand under the Phase II Completion Guarantee shall consist of the obligation: (i) to cause all costs of constructing and completing Phase II, including, without limitation, the costs of all labor, materials, permits, supplies, equipment, permits and consulting costs, including, but not limited to, fees of architects and engineers, to be paid and satisfied as the same shall become due; (ii) to cause any and all costs and cost overruns of constructing and completing Phase II that are not paid by Reorganized Stratosphere or Reorganized Gaming Corp. to be paid, funded and satisfied; and (iii) to cause all costs relating to Phase II and any related real property, including, without limitation, the payment of taxes, assessments, utilities, insurance and maintenance expenses, to be funded, paid and satisfied prior to delinquency. Notwithstanding the foregoing, Grand shall only be liable under the Phase II Completion Guarantee to the extent that there are not sufficient funds on deposit in the Construction Escrow Account to finance completion of Phase II. In no event shall Grand incur, directly or indirectly, any obligation, contingent or otherwise, for payment of the principal amount of the Restated First Mortgage Notes. Grand's obligations under the Phase II Completion Guarantee shall be suspended during any force majeure event which makes it physically impossible or unlawful to complete Phase II, including without limitation: strikes, lockouts or other labor trouble; fire or other casualty; governmental preemption in connection with a national emergency; breakdown, accident or other acts of God; acts of war, insurrection, civil strife and commotion; failure to supply despite reasonable diligence of Stratosphere; and any statute, rule, order or regulation of any legislature or governmental agency or any department or subdivision thereof. The Phase II Completion Guarantee shall provide that, if and to the extent that there are not sufficient funds on deposit in the Construction Escrow Account to finance the completion of Phase II, Grand shall pay into the Construction Escrow Account, within five (5) business days after receipt of notice thereof, an amount equal to any approved costs incurred in connection with the completion of Phase II which are expended for items included in the Phase II Budget. Funds made available by Grand under the Phase II Completion Guarantee shall constitute loans to Reorganized Stratosphere and shall: (i) be evidenced by promissory notes bearing interest at the same rate as the Restated First Mortgage Notes; (ii) be subordinated to the full payment in Cash or in kind, as applicable, of all principal, premium (if any), interest and other payments under the Restated First Mortgage Notes; and (iii) mature after the maturity of the Restated First Mortgage Notes Stratosphere may repay the principal of such subordinated loans at any time subsequent to the repayment in full of the Restated First Mortgage Notes, provided, that, Stratosphere shall repay the principal of such subordinated loans not later than one (1) year following repayment in full of the Restated First Mortgage Notes. Interest on such subordinated loans may be paid only if no event of default shall exist with respect to the Restated First Mortgage Notes. Payments of interest and principal on such subordinated loans shall otherwise be payable to Grand to the extent permitted by the terms of the Restated First Mortgage Indenture. MANAGEMENT AGREEMENT On the Effective Date, Reorganized Stratosphere and Grand shall enter into the Management Agreement pursuant to which Grand shall manage the construction of Phase II and the day-to-day operations of Reorganized Stratosphere. The Management Agreement shall have an initial two (2) year term commencing on the Effective Date. Grand shall receive a management fee in an amount to be determined by the Bankruptcy Court as part of Confirmation Hearing concerning this Plan; provided however, that Reorganized Stratosphere may not make any payments of management fees to Grand during the continuance of a default in the payment of principal, premium (if any) or interest with respect to the Restated First Mortgage Notes or the Capital Lease Claims, as modified and restructured pursuant to this Plan and related documentation; provided, further, that any such unpaid management fees shall be paid by Reorganized Stratosphere to Grand immediately upon the cure of such payment default. During the term of the Management Agreement, no other fees, charges, payments or expense reimbursement shall be paid by Reorganized Stratosphere to Grand in respect of the services which are the subject of the Management Agreement.
CONSTRUCTION OF PHASE II. Reorganized Stratosphere shall establish the Construction Escrow Account pursuant to the Construction Escrow Agreement, and shall deposit into the Construction Escrow Account immediately upon receipt all net proceeds of the sale of the Class B Common Stock and Restated First Mortgage Notes, which shall equal not less than $75,000,000 in the aggregate. The funds held in the Construction Escrow Account shall be beneficially owned by Reorganized Stratosphere, and Reorganized Stratosphere shall grant to the Indenture Trustee, for the benefit of the holders of the Restated First Mortgage Notes, a security interest in all of Reorganized Stratosphere's right, title and interest in the Construction Escrow Account. Reorganized Stratosphere, the Indenture Trustee and the Construction Escrow Agent shall enter into the Construction Escrow Agreement, which sets forth the terms upon which, and the manner in which, funds shall be disbursed from the Construction Escrow Account to fund completion of Phase II. The estimated costs of completing Phase II as set forth in the Phase II Budget shall not exceed $75,000,000 in the aggregate, and any amendments to the Phase II Budget must be approved in writing by Grand.

     NEW CERTIFICATE OF INCORPORATION AND BYLAWS. As of the Effective Date, the certificate of incorporation and bylaws of the Debtors shall be amended and restated substantially in the forms of the Reorganized Stratosphere Articles, Reorganized Stratosphere By-Laws, Reorganized Gaming Corp. By-Laws, and Reorganized Gaming Corp. Articles, which provide for, among other things, the authorization of any and all acts necessary to effectuate this Plan including, without limitation, the issuance of the Class A Common Stock, the Class B Common Stock, and the Restated First Mortgage Notes. Such restated certificates of incorporation and by-laws shall also provide, pursuant to Section 1123(a)(b) of the Bankruptcy Code, for: (i) a provision prohibiting the issuance of non-voting equity securities; and (ii) if applicable, a provision as to the class of securities issued pursuant to this Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of a default in the payment of such dividends.

     NO CORPORATE ACTION REQUIRED. As of the Effective Date: (i) the adoption of the Reorganized Stratosphere Articles, Reorganized Stratosphere By-laws, the Reorganized Gaming Corp. Articles, the Reorganized Gaming Corp. By-laws or similar constituent documents for Reorganized Stratosphere and Reorganized Gaming Corp.; (ii) the selection of directors and officers for Reorganized Stratosphere and Reorganized Gaming Corp.; (iii) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related to or contemplated by this Plan; and (iv) the other matters provided for under or in furtherance of this Plan involving corporate action to be taken by or required of the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the stockholders or directors of the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. As of the Effective Date, the term of each of the officers and directors of the Debtor not continuing in office, if any, shall terminate pursuant to the Confirmation Order without any further action by the stockholders or directors of the Debtors, Reorganized Stratosphere or Reorganized Gaming

Corp.


     DIRECTORS AND OFFICERS. On the Effective Date, the operation of Reorganized Stratosphere and Reorganized Gaming Corp. shall become the general responsibility of their respective Boards of Directors, who shall thereafter have responsibility for the management, control and operation or Reorganized Stratosphere and Reorganized Gaming Corp. The names of the initial Board of Directors and executive officers of Reorganized Stratosphere shall be disclosed at or prior to the hearing on the approval of the Disclosure Statement. All such directors and executive officers of Reorganized Stratosphere and Reorganized Gaming Corp. shall be deemed to have been elected or appointed, as the case may be, pursuant to the Confirmation Order, but shall not take office until the Effective Date. Those directors and officers not continuing in office after the Effective Date, if any, shall be deemed removed therefrom without cause as of the Effective Date pursuant to the Confirmation Order.

                                   ARTICLE 7
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

     EXECUTORY CONTRACTS. All executory contracts set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court as part of the Plan Supplement that exist between the Debtors and any Person shall be deemed assumed by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, as of the Effective Date, except for any executory contract: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such executory contract, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

     UNEXPIRED LEASES. All unexpired leases set forth on the schedule of assumed leases filed with the Bankruptcy Court as part of the Plan Supplement, that exist between the Debtors and any Person shall be deemed assumed by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, as of the Effective Date, except for any unexpired lease: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

     APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute: (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to this Plan or otherwise during the Chapter 11 Cases; and (ii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to this Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, and subject to the provisions of the Investment Agreement, the Debtors shall have the right to add or delete any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the schedules filed with the Bankruptcy Court as part of the Plan Supplement.

     CURE OF DEFAULTS. On the Effective Date or as soon thereafter as is practicable, Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, shall Cure any defaults under any executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

     POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors, Reorganized Stratosphere, or Reorganized Gaming Corp., as applicable, in the ordinary course of their business.

     BAR DATE. All proofs of Claims with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court no later than thirty (30) days after the Confirmation Date. Any Claim not filed within such time shall be forever barred.

     INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtors to indemnify any officer, director or employee serving as a fiduciary of any employee benefit plan or program of the Debtors, pursuant to charter, by-laws, contract or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Stratosphere and Reorganized
Gaming Corp., as the case may be, on the Confirmation Date.   Any obligation of
the Debtors to indemnify, reimburse, or limit the liability of any officer, director, employee, agent, professional, financial advisor, or underwriter of any securities issued by the Debtors shall: (i) be rejected, canceled, and discharged pursuant to this Plan as of the Confirmation Date; and (ii) be subordinated pursuant to Section 510 of the Bankruptcy Code.

                                   ARTICLE 8
            CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

     In the event that any impaired Class is determined to have rejected this Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtors and Grand may use the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of this Plan.


                                   ARTICLE 9
                       PRESERVATION OF LITIGATION CLAIMS

     In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided herein, Reorganized Stratosphere and Reorganized Gaming Corp. shall retain and may, in their sole discretion, enforce, sue on, settle or compromise (or decline to do any of the following) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, including, but not limited to, those listed on Exhibit 3 to this Plan. Reorganized Stratosphere and Reorganized Gaming Corp. may pursue such retained litigation claims in accordance with their respective best interests.


                                   ARTICLE 10
              SECURITIES TO BE ISSUED IN CONNECTION WITH THIS PLAN

     Reorganized Stratosphere shall issue for distribution in accordance with the provisions of this Plan the Restated First Mortgage Notes and the shares of New Common Stock required for distribution or sale pursuant to the provisions of this Plan.


                                   ARTICLE 11
 PROVISIONS GOVERNING DISTRIBUTIONS TO HOLDERS OF ORIGINAL FIRST MORTGAGE NOTES

     DATE OF DISTRIBUTIONS. Distributions under this Plan to the holders of the Original First Mortgage Notes shall be made on the Distribution Date.

     DISBURSING AGENT. All distributions required under this Plan to the holders of Original First Mortgage Notes shall be deposited with the Indenture Trustee who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the Original First Mortgage Indenture and, to the extent applicable, the Restated First Mortgage Indenture.

     SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Original First Mortgage Notes shall surrender such instrument to the Indenture Trustee and such instrument shall be canceled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such instrument is received by the Indenture Trustee, or the unavailability of such instrument is reasonably established to the satisfaction of the Indenture Trustee. Any such holder who fails to surrender or cause to be surrendered such instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee prior to the fifth (5th) anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such instrument and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Stratosphere notwithstanding any federal or state escheat laws to the contrary.

     DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer ledgers of the Indenture Trustee shall be closed, and there shall be no further changes in the record holders of the Original First Mortgage Notes. Reorganized Stratosphere and the Indenture Trustee shall have no obligation to recognize any transfer of such Original First Mortgage Notes occurring after the Distribution Record Date. Reorganized Stratosphere and the Indenture Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

     DELIVERY OF DISTRIBUTIONS. Distributions to holders of Original First Mortgage Notes shall be made by the Indenture Trustee at the addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Indenture Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Indenture Trustee shall be returned to Reorganized Stratosphere until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the fifth
(5th) anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Stratosphere and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

     FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS. Any other provision of this Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Indenture Trustee shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim in Class 5 unless a request therefor is made in writing to the Indenture Trustee.

                                   ARTICLE 12
                              CONDITIONS PRECEDENT

    CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

        The Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to this Plan in form and substance reasonably acceptable to Grand and the Debtors; and,

        The Confirmation Order shall be in form and substance reasonably acceptable to Grand and the Debtors.

     CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of this Plan:

        The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

        The provisions of the Confirmation Order are nonseverable and mutually dependent;

        All executory contracts or unexpired leases assumed by Reorganized Stratosphere and Reorganized Gaming Corp. during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Stratosphere and Reorganized Gaming Corp. notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

        Except as expressly provided in this Plan, the Debtors are discharged effective upon the Effective Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to this Plan, or obligation of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition

             Date;

        This Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of Reorganized Stratosphere or Stratosphere Gaming Corp. or the need for further financial reorganization.

        The Bankruptcy Court in the Confirmation Order shall have approved the validity and enforceability of the Restated Subsidiary Guarantee and the Stratosphere Land Deed of Trust to be delivered pursuant to this Plan, and that such conveyances are not subject to being rendered unenforceable under Sections 544, 547, and 548 of the Bankruptcy Code or under any applicable law governing fraudulent conveyances.

        The Confirmation Order shall be a Final Order, except that Grand shall reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal.

        Each of the conditions precedent to the obligations of the Debtors and Grand under the Investment Agreement shall have been satisfied or waived by the involved party as provided therein.

        No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

        The Bankruptcy Court in the Confirmation Order shall have approved the retention of jurisdiction provisions in Article 14 of this Plan.

        All documents necessary to implement the transactions contemplated by this Plan shall be in form and substance reasonably acceptable to the Debtors and Grand.

        Grand and the Debtors shall have received any and all required approvals by the Gaming Authorities to consummate this Plan and the issuance of the securities hereunder.

        From and after the Confirmation Date, there shall not have occurred, directly or indirectly, any material adverse change in Stratosphere's condition (financial or otherwise), business, assets, liabilities, properties, prospects, results of operations, or relations with employees or suppliers.

        Stratosphere and Gaming Corp. shall have sufficient Cash on the Effective Date to make all Cash payments required to be made under this Plan on the Effective Date or Distribution Date, as the case may be. In addition, after taking into account the Cash payments to be made by Stratosphere and Gaming Corp. pursuant to this Plan, Stratosphere and Gaming Corp. shall have sufficient working capital to conduct their operations in the ordinary course of their business.

     WAIVER OF CONDITIONS. The conditions set forth in Sections 12.1 and 12.2 hereof, may be waived by Stratosphere only with the prior written consent and approval of Grand.

                                   ARTICLE 13
                    TITLE TO PROPERTY; DISCHARGE; INJUNCTION

     REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estate of the Debtors shall revest in Reorganized Stratosphere and Reorganized Gaming Corp. on the Effective Date. As of the Effective Date, all such property of the Debtors shall be free and clear of all liens, Claims and Equity Interests of holders thereof, except as otherwise provided herein. From and after the Effective Date, Reorganized Stratosphere and Reorganized Gaming Corp. may operate their business, and may use, acquire and dispose of their property free of any restrictions of the Bankruptcy Code, including the employment of and payment to professionals, except as otherwise provided in this Plan or the Confirmation Order.

     DISCHARGE. Except as provided in this Plan or the Confirmation Order, the rights afforded under this Plan and the treatment of Claims and Equity Interests under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Equity Interests, including any interest accrued on Claims from the Petition Date. Except as provided in this Plan or the Confirmation Order, Confirmation shall:
(a) discharge the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted this Plan; and (b) terminate all Equity Interests and other rights of equity security holders in the Debtors.

     INJUNCTION. Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is terminated pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp., or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Stratosphere Reorganized Gaming Corp., or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp., or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp., or their respective property; and (v) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code. Notwithstanding anything contained in this Plan to the contrary, nothing set forth herein shall prevent Reorganized Stratosphere from initiating or pursuing any claim or cause of action it may have against Robert Stupak or any of his Affiliates.

     EXCULPATION. Neither Reorganized Stratosphere, Reorganized Gaming Corp., Grand, the Capital Lease Bank Group, nor any Statutory Committee, nor any of their respective present or former members, directors, officers, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan or in the context of the Chapter 11 Cases. No holder of a Claim or Interest, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, shall have any right of action against Reorganized Stratosphere, Reorganized Gaming Corp., Grand, the Capital Lease Bank Group, any Statutory Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan, except for their willful misconduct.

     NO WAIVER. Nothing set forth in this Plan shall preclude or otherwise prohibit the assertion of a claim or cause of action by any Person entitled to assert any such claim or cause of action under applicable law against any professional, financial advisor, or underwriter in conjunction with the purchase or sale of the Original First Mortgage Notes.

                                   ARTICLE 14
                           RETENTION OF JURISDICTION

     JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

           Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

           Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan;

           Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party and to hear, determine and, if necessary, liquidate, any Claims arising therefrom or cure amounts related thereto;

           Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

           Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

           Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan or the Disclosure Statement, except as otherwise provided herein;

           Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any Person's obligations incurred in connection with this Plan;

           Modify this Plan before or after the Effective Date pursuant to
      Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

           Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of this Plan, except as otherwise provided herein;

           Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

           Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement, except as otherwise provided herein; and

           Enter an order closing the Chapter 11 Cases.

                                   ARTICLE 15
                MODIFICATION, AMENDMENT, AND WITHDRAWAL OF PLAN

     MODIFICATION AND AMENDMENT. Prior to any termination of the Investment Agreement, Stratosphere and Gaming Corp. may alter, amend, or modify this Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time, provided such alteration, amendment or modification is approved, in writing, by Grand in its sole discretion. After the Confirmation Date and prior to substantial consummation of this Plan as defined in Section 1101(2) of the Bankruptcy Code, Stratosphere and Gaming Corp. may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Equity Interests under this Plan, and provided further that Grand consents, in writing, to such proceedings; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. Any modification or amendment to this Plan or the documents contained in the Plan Supplement that affects the rights and treatment of the Capital Lease Bank Group shall be subject to the prior written approval of the Capital Lease Bank Group.

     TERMINATION OR WITHDRAWAL. If the Investment Agreement is terminated according to its terms, Stratosphere and Gaming Corp. may alter, amend, or modify this Plan or any Exhibits thereto consistent with the provision of
Section 1127(a) of the Bankruptcy Code at any time.

                                   ARTICLE 16
                                 MISCELLANEOUS

     FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Claims shall be made and objections to Claims made previous thereto shall be pursued by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, or any other party properly entitled to do so after notice to Reorganized Stratosphere and approval by the Bankruptcy Court. Any objections made after the Effective Date shall be filed and served not later than forty-five (45) days after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.

     SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims, and Reorganized Stratosphere or Reorganized Gaming Corp., as applicable, may settle or compromise any Disputed Claim, without notice and a hearing and without approval of the Bankruptcy Court.

     EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. Each of the officers of the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. is authorized and directed under the resolutions of the board of directors of the Debtors, Reorganized Stratosphere, or Reorganized Gaming Corp., as the case may be, to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and any securities issued pursuant to this Plan. All transactions that are required to occur on the Effective Date under the terms of this Plan shall be deemed to have occurred simultaneously. The Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. are authorized and directed to do such acts and execute such documents as are necessary to implement this Plan.

     EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of equity securities, or other Estate property under this Plan shall not be subject to any stamp, real estate, transfer, mortgage, recording or other similar tax.

     REVOCATION OR WITHDRAWAL OF THIS PLAN. If this Plan is withdrawn or revoked, then this Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver of any Claims by or against the Debtors or any other Person nor shall the withdrawal or revocation of this Plan prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. In the event this Plan is withdrawn or revoked, nothing set forth herein shall be deemed an admission of any sort and this Plan and any transaction contemplated thereby shall not be admitted into evidence in any proceeding.

     BINDING EFFECT. This Plan shall be binding upon, and shall inure to the benefit of, the Debtors, the holders of all Claims and Equity Interests and their respective successors and assigns.

     GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document contained in the Plan Supplement or in any document which remains unaltered by this Plan, the rights, duties and obligations of the Debtors and any other Person arising under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada, without giving effect to Nevada's choice of law provisions.

     INTERCOMPANY CLAIMS. Except with respect to the Original Subsidiary Guarantee, which shall be amended and restated pursuant to the Restated Subsidiary Guarantee, any intercompany Claims between or against Stratosphere and Gaming Corp., as the case may be, shall remain unaltered by this Plan, and such intercompany Claims shall be paid or otherwise satisfied in the ordinary course of business.

     MODIFICATION OF PAYMENT TERMS. Reorganized Stratosphere and Reorganized Gaming Corp. reserve the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Equity Interest treatment is being adversely affected.

     SET OFFS. The Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp., may, but shall not be required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that arose prior to the Petition Date which the Debtors may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors, Reorganized Stratosphere, or Reorganized Gaming Corp., of any such claim that it may have against such holder.

     NOTICES. Any notice required or permitted to be provided under this Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) reputable overnight courier service, freight prepaid, to be addressed as follows:


     If to the Debtors     STRATOSPHERE CORPORATION
                           Las Vegas Boulevard South
                           Las Vegas, Nevada  89104
                           Attn:        Richard Schuetz, President and
                           Chief Executive Officer
                           Andrew S. Blumen,
                           Executive Vice President and
                           General Counsel
                           Telephone: (702) 380-7777
                           Fax: (702) 383-4733

With a copy to:          GORDON & SILVER, LTD.
                   Howard Hughes Parkway, 14th Floor
                   Las Vegas, Nevada  89109
                   Attn:           Gerald M. Gordon, Esq.
                   William M. Noall, Esq.
                   Telephone: (702) 796-5555
                   Fax: (702) 369-2666


If to Grand:       GRAND CASINOS, INC.
                   Cheshire Lane
                   Minnetonka, Minnesota 55305
                   Attn:         Bruce Martin, General Counsel
                   Joseph M. Valandra, Vice President
                   Telephone: (612) 449-9092
                   Fax: (612) 449-7003


With a copy to:          SQUIRE, SANDERS & DEMPSEY, LLP
                   Two Renaissance Square
                   N. Central Avenue, Suite 2700
                   Phoenix, Arizona 85004
                   Attn:        Craig D. Hansen, Esq.
                   Christopher D. Johnson, Esq.
                   Telephone: (602) 528-4000
                   Fax: (602) 253-8129


With a copy to:          BEESLEY & PECK, LTD.
                   Corporate Pointe
                   South Virginia Street
                   Suite 250
                   Reno, Nevada  89502
                   Attn:        Bruce T. Beesley, Esq.
                   Telephone:  (702) 827-8666
                   Fax:  (702) 827-8722

If to the Noteholders Committee:

                   CARGILL FINANCIAL SERVICES CORPORATION
                   Clearwater Drive
                   Minnetonka, Minnesota 55343-9497
                   Attn:             Patrick J. Halloran
                   Steven Adams, Esq.
                   Telephone: (612) 984-3048/3404
                   Fax: (612) 984-3913/3898

With a copy to:            SHEA & CARLYON, LTD.

                               South Fourth Street
                               Suite 200
                               Las Vegas, Nevada  89101
                               Attn:  James P. Shea, Esq.
                               Candace C. Carlyon, Esq.
                               Telephone:  (702) 471-7432
                               Fax:  (702) 471-7435

                                     JONES, DAY, REAVIS & POGUE
With a copy to:                West Wacker Drive
                               Chicago, Illinois  60601-1692
                               Attn:            David S. Kurtz, Esq.
                               Telephone:  (312) 782-3939
                               Fax:  (312) 782-8585


If to the Indenture Trustee:   IBJ SCHRODER BANK AND TRUST COMPANY
                               One State Street
                               New York, New York  10004
                               Attn:          Max Volmar
                               Telephone: (212) 858-2428
                               Fax: (212) 858-2156

With a copy to:                          BRYAN CAVE LLP
                               Suite 3600
                               N. Broadway
                               St. Louis, Missouri 63102-2750
                               Attn:            Gregory D. Willard, Esq.
                               John W. Hoffman, Esq.
                               Telephone: (314) 259-2000
                               Fax (314) 259-2020

     STATUTORY COMMITTEE. Any Statutory Committee appointed in the Chapter 11 Cases shall terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Cases, except with respect to preparation of filing of applications for compensation and reimbursement of expenses.

     SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, then, at the option of Grand, such provision shall not affect the validity or legality of any other provision of this Plan which shall remain effective.

     WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection therewith and distributions thereon, Reorganized Stratosphere, the Disbursing Agent, and the Indenture Trustee, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     POST CONFIRMATION REPORTING. Until the entry of the final decree closing the Chapter 11 Cases, Reorganized Stratosphere and Reorganized Gaming Corp. shall file with the clerk of the Bankruptcy Court, not later than four (4) months after the entry of the Confirmation Order and every six (6) months thereafter, a report of the action taken by Reorganized Stratosphere and Reorganized Gaming Corp. and the progress made toward consummation of the confirmed Plan.


DATED:  June 20, 1997

                              Respectfully submitted,

                              STRATOSPHERE CORPORATION,
                              a Delaware corporation



                              By: _________________________________
                              Andrew S. Blumen, Executive Vice President


                              STRATOSPHERE GAMING CORP.,
                              a Nevada corporation



                              By:__________________________________
                              Andrew S. Blumen, Executive Vice President


                              GORDON & SILVER, LTD.



                              By: __________________________________
                              Gerald M. Gordon,
                              Attorney for the Debtors-In-Possession


                              STRATOSPHERE LAND CORPORATION,
                              a Nevada corporation



                              By:__________________________________

                             Andrew S. Blumen, Executive Vice President

                                  EXHIBIT 1

                                      TO

                     FIRST AMENDED PLAN OF REORGANIZATION

         AMENDED AND RESTATED INVESTMENT AND REORGANIZATION AGREEMENT
                          DATED AS OF JUNE 20, 1997

                                  EXHIBIT 2

                                      TO

                     FIRST AMENDED PLAN OF REORGANIZATION

                               PHASE II BUDGET

                                  EXHIBIT 3

                                      TO

                     FIRST AMENDED PLAN OF REORGANIZATION

                 CERTAIN PRESERVED POTENTIAL CAUSES OF ACTION

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE 1 DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF
     TIME                                                                   2

     Definitions
           Administrative Claim
           Administrative Claim Bar Date
           Administrative Expense Reserve
           Affiliate
           Allowed Claim
           Amended Capital Lease Agreement.
           Amended Heller Capital Lease
           Amended Participation Agreement
           Ballot
           Bankruptcy Code
           Bankruptcy Court.
           Bankruptcy Rules
           Bar Date.
           Business Day
           Capital Lease Bank Group
           Capital Lease Claims
           Cash.
           Chapter 11 Cases
           Claim
           Class.
           Class A Common Stock
           Class B Common Stock
           Confirmation
           Confirmation Date
           Confirmation Hearing
           Confirmation Order
           Consolidated Cash Flow
           Consolidated Net Income
           Construction Escrow Account
           Construction Escrow Agreement
           Construction Escrow Agent
           Contingent Claim
           Creditor.
           Creditors' Committee
           Cure.
           Debt Instrument
           Debtors.

           Disbursing Agent
           Disclosure Statement
           Disputed Claim
           Disputed Equity Interest
           Distribution Date
           Distribution Record Date
           EBITDA
           Effective Date
           Effective Date Cash
           Equity Interest
           Equity Interest - Related Claim
           Estate.
           Final Order
           First Security
           GAAP
           Gaming Authorities
           Gaming Board
           Gaming Commission
           Gaming Corp.
           Gaming Corp. Common Stock
           General Unsecured Claim
           Grand
           Grand Capital Lease Credit Enhancement Guarantee
           Grand Subordinated Claim
           Heller
           Heller Capital Lease Claims
           Indenture Trustee
           Interest Expense Reserve
           Initial Capital Expense Reserve
           Investment Agreement
           IRS
           Minimum Working Capital Reserve
           Net Available Cash
           New Common Stock
           New Management Agreement
           Noteholder Committee
           Notice and a Hearing
           Old Common Stock
           Original Capital Lease Agreement
           Original First Mortgage Indenture
           Original First Mortgage Notes
           Original Participation Agreement
           Original Subsidiary Guarantee
           Person
           Petition Date

           Phase II
           Phase II Budget
           Phase II Completion Guarantee
           Phase II Completion Subordination Agreement
           Plan
           Plan Distributed Cash
           Plan Supplement
           Preserved Ordinary Course Administrative Claim
           Priority Benefit Plan Contribution Claim
           Priority Tax Claim
           Priority Wage Claim
           Professional Fee Bar Date
           Professional Fees
           Pro Rata
           Put/Call Arrangement
           Reclamation Claims
           Reinstated or Reinstatement
           Related Security Documents
           Reorganized Gaming Corp.
           Reorganized Gaming Corp. Articles
           Reorganized Gaming Corp. By-Laws
           Reorganized Stratosphere
           Reorganized Stratosphere Articles
           Reorganized Stratosphere By-Laws
           Restated First Mortgage Indenture
           Restated First Mortgage Notes
           Restated Subsidiary Guarantee
           Restricted Account
           Restricted Gaming Reserve
           Schedules
           SEC
           Secured Claim
           Secured Tax Claims
           Securities Act
           Securities Litigation Claim
           Statutory Committee
           Stratosphere.
           Stratosphere Land.
           Stratosphere Land Deed of Trust
           Subordinated Claim
           Taxes
           Total Restricted Cash
           Voting Record Date

B.         Computation of Time.

C.        Rules of Interpretation.

ARTICLE 2 TREATMENT OF UNCLASSIFIED CLAIMS
          Treatment of Administrative Claims
          Preserved Ordinary Course Administrative Claims
          Allowed Priority Tax Claims
          Allowed Reclamation Claims

ARTICLE 3 DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS
          Summary of Classification
          Specific Classification

ARTICLE 4 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES
  OF CLAIMS NOT IMPAIRED BY THIS PLAN

          Class 1 - Priority Wage Claims
          Class 2 - Priority Benefit Plan Contribution Claims
          Class 3 - Secured Tax Claims
          Class 4 - Miscellaneous Secured Claims
          Class 11 - Gaming Corp. Common Stock

ARTICLE 5 DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS IMPAIRED BY THIS PLAN

          Class 5 - Original First Mortgage Notes.
          Class 6 - Heller Lease Claims.
          Class 7 - Capital Lease Claims
          Class 8 - General Unsecured Claims
          Class 9 - Grand Subordinated Claims
          Class 10 - Securities Litigation Claim
          Class 12 - Equity Interests and Equity Interests Related Claims

ARTICLE 6 MEANS FOR IMPLEMENTATION OF PLAN

          New Common Stock
          Put/Call Arrangement
          Sale of Restated First Mortgage Notes.
          Grand Participation
          New Certificate of Incorporation and Bylaws
          No Corporate Action Required
          Directors and Officers

ARTICLE 7 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          Assumption or Rejection of Executory Contracts and Unexpired Leases.

           Cure of Defaults

ARTICLE 8  CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

ARTICLE 9  PRESERVATION OF LITIGATION CLAIMS

ARTICLE 10 SECURITIES TO BE ISSUED IN CONNECTION WITH THIS PLAN

ARTICLE 11 PROVISIONS GOVERNING DISTRIBUTIONS TO HOLDERS OF ORIGINAL FIRST
           MORTGAGE NOTES

           Date of Distributions
           Disbursing Agent
           Surrender of Securities or Instruments
           Distribution Record Date.
           Delivery of Distributions
           Fractional Dollars; De Minimis Distributions

ARTICLE 12 CONDITIONS PRECEDENT

           Conditions To Confirmation
           Conditions To Effectiveness
           Waiver of Conditions

ARTICLE 13 TITLE TO PROPERTY; DISCHARGE; INJUNCTION

           Revesting of Assets
           Discharge
           Injunction.
           Exculpation
           No Waiver

ARTICLE 14 RETENTION OF JURISDICTION

           Jurisdiction

ARTICLE 15 MODIFICATION, AMENDMENT, AND WITHDRAWAL OF PLAN

           Modification and Amendment
           Termination or Withdrawal

ARTICLE 16 MISCELLANEOUS

           Filing of Objections to Claims
           Settlement of Objections After Effective Date
           Effectuating Documents; Further Transactions; Timing
           Exemption from Transfer Taxes.

            Revocation or Withdrawal of this Plan
            Binding Effect
            Governing Law
            Intercompany Claims
            Modification of Payment Terms
            Set Offs
            Notices
            Statutory Committee
            Severability
            Withholding and Reporting Requirements
            Post Confirmation Reporting

     EXHIBIT 1:  INVESTMENT AND REORGANIZATION AGREEMENT
                 DATED AS OF JUNE __, 1997
     EXHIBIT 2:  PHASE II BUDGET
     EXHIBIT 3:  CERTAIN PRESERVED POTENTIAL CAUSES OF ACTION